Exhibit 10.5

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December 31, 2022, is entered into between Rubicon Oilfield International Holdings, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (“Seller”), and Intervale Capital Fund III, L.P., a Delaware limited partnership (“Intervale Fund III”), Innovex Co-Invest Fund I, L.P., a Delaware limited partnership (“Innovex Co-Invest Fund I”), and Innovex Co-Invest Fund II, L.P., a Delaware limited partnership (“Innovex Co-Invest Fund II” and collectively with Intervale Fund III and Innovex Co-Invest Fund I, “Buyers”).

RECITALS

WHEREAS, Seller owns 2,620,303.00 shares of common stock (the “Shares”) of Innovex Downhole Solutions, Inc., a Delaware corporation (the “Company”), which constitute all of the equity interests in the Company held by Seller; and

WHEREAS, Seller wishes to sell to Buyers, and Buyers wish to purchase from Seller, the Shares in the amounts set forth on Schedule A attached hereto, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyers, and Buyers shall purchase from Seller, all of Seller’s right, title and interest in and to the Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) other than as set forth in that certain (i) Fifth Amended and Restated Certificate of Incorporation of the Company dated March 10, 2021, as amended from time to time (the “Certificate of Incorporation”) or (ii) the Second Amended and Restated Bylaws of the Company, as amended from time to time (together with the Certificate of Incorporation, the “Organizational Documents”), or the Stockholders Agreement among the Company and the stockholders named therein dated as of March 10, 2021, as amended from time to time (“Stockholders Agreement”), for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The aggregate purchase price for the Shares shall be Sixty-Three Million, Four Hundred Eighty-One Thousand Nine Hundred Eighty-One Dollars and 76/100 ($63,481,981.76) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (the “Purchase Price”). On January 3, 2023, each Buyer shall pay to Acquiom Financial LLC, a Colorado limited liability company, in its capacity as payments administrator for and on behalf of Seller, its pro rata share of the Purchase Price as set forth on Schedule A for its respective portion of the Shares by wire transfer of immediately available funds to the account set forth on Schedule A.

Section 1.03 Closing The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59 p.m. on the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyers that the statements contained in this Article II are true and correct as of the date hereof.

Section 2.01 Organization and Authority of Seller; Enforceability. Seller is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has full exempted limited partnership power and authority to enter into and deliver this Agreement and the documents to be delivered hereunder, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by each of Buyers) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 2.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the exempted limited partnership agreement or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its property or assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party; or (d) result in the creation or imposition of any Encumbrance on the Shares. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 2.03 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Shares; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.04 Ownership of Shares.

(a) Seller has not sold, assigned, transferred, conveyed, pledged, or otherwise disposed of or encumbered any of the Shares. Seller is the sole legal, beneficial, record and equitable owner of the Shares, free and clear of all Encumbrances whatsoever other than as set forth in the Stockholders Agreement. The Shares constitute the sole equity interests held by Seller or its affiliates in the Company.

(b) Other than the Organizational Documents and the Stockholders Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

(c) Seller acknowledges and agrees that (i) if not sold by Seller hereunder, in the future, the Shares may be sold for a price far in excess of the consideration paid for such Shares under this Agreement, and (ii) the future value of the Shares is unknown and, no matter the degree of any increase, Seller is hereby expressly releasing any claim for any future increase in value thereof.

Section 2.05 Informed Seller. Seller is knowledgeable and experienced in the business of the Company and has had sufficient experience analyzing and investing in manufacturing businesses catering to the oil and gas industry, so as to be capable of determining the value of such companies. Seller has completed Seller’s own independent investigation, analysis and evaluation of the Company and the Shares, has made all reviews and inspections of the business, assets, results of operations, conditions (financial or otherwise) and prospects of the Company as Seller has deemed necessary or appropriate. In making Seller’s decision to enter into this Agreement, Seller has relied solely on such investigation, analysis and evaluation. Seller has requested and received all information and documents that Seller deems material in connection with Seller’s decision to transfer the Shares to Buyers pursuant to this Agreement and has not had any such information or document request denied by the Company or Buyers. Seller has received all information requested of the Company that Seller has deemed necessary in order to make an informed decision concerning transfer the Shares pursuant to this Agreement. Seller acknowledges that Seller has had a reasonable opportunity to review this Agreement and has had a reasonable opportunity to consult with Seller’s legal counsel, tax advisors and accountants with respect to the terms and the legal, financial and tax implications of this Agreement.

Section 2.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYERS

Each Buyer represents and warrants to Seller, on a several and not joint basis, that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Buyers; Enforceability. Such Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Buyer has full limited partnership power and authority to enter into and deliver this Agreement and the documents to be delivered hereunder, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited partnership action on the part of such Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by such Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by such Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, limited liability company agreement or other organizational documents of such Buyer; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Buyer; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which such Buyer is a party. No consent, approval, waiver or authorization is required to be obtained by such Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by such Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Such Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Informed Buyer. Such Buyer is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Such Buyer is knowledgeable and experienced in the business of the Company and has had sufficient experience analyzing and investing in manufacturing businesses catering to the oil and gas industry, so as to be capable of determining the value of such companies. Such Buyer has completed its own independent investigation, analysis and evaluation of the Company and the Shares, has made all reviews and inspections of the business, assets, results of operations, conditions (financial or otherwise) and prospects of the Company as such Buyer has deemed necessary or appropriate. In making such Buyer’s decision to enter into this Agreement, such Buyer has relied solely on such investigation, analysis and evaluation.

Section 3.05 Purchase Price. The price per Share implied by the Purchase Price is the same as, and equal to, the price per share of common stock of the Company implied by that certain Contribution and Redemption Agreement dated as of September 19, 2022 by and among Intervale Capital Fund, L.P., Intervale Capital Co-Investment Fund, L.P., Intervale Capital Fund II, L.P., Intervale Capital Fund II-A, L.P., Intervale Capital Co-Investment Fund II, L.P., Intervale Capital Fund III, L.P., Intervale Fund III, Intervale Capital Co-Investment Fund III, L.P., Intervale Capital GP, L.P., Intervale Capital GP II, L.P., Intervale Capital GP III, L.P., Amberjack Capital Fund II, L.P., Amberjack Capital GP II, L.P., and LGK Advisors II, L.P.

Section 3.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Buyer.

Section 3.07 Legal Proceedings. There is no Action of any nature pending or, to such Buyer’s knowledge, threatened against or by such Buyer or any affiliate of such Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE IV

CLOSING DELIVERIES

Section 4.01 Seller’s Deliveries. At the Closing, Seller shall deliver to such Buyer the following:

(a) an assignment and assumption agreement (the “Assignment and Assumption”), executed by Seller;

(b) a certificate of the general partner of Seller certifying as to (i) the resolutions of the board of directors (or equivalent managing body) of the general partner of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (ii) the names and signatures of the officers of the general partner of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and

(c) a duly executed resignation from any directors, officers, or other persons appointed by Seller to the Company resigning from such person’s positions at the Company.

Section 4.02 Buyer’s Deliveries. At the Closing, each Buyer shall deliver the following to Seller:

(a) Such Buyer’s pro rata portion of the Purchase Price by wire transfer of immediately available funds to the account(s) designated by Seller;

(b) the Assignment and Assumption, executed by Buyer; and

(c) waiver of the transfer restrictions set forth in the Stockholders Agreement, executed by Intervale Capital Fund II, L.P., Intervale Capital Fund II-A, L.P., Intervale Fund III, Amberjack Capital Fund II, L.P., and Innovex Co-Invest Fund I.

ARTICLE V

COVENANTS

Section 5.01 Post-Closing Dividends and Information. The right to any future dividends of cash flow or profits with respect to the Shares shall be deemed to vest with the applicable Buyer on and after the date of this Agreement. Buyers shall cause the Company to continue to provide such information as may be reasonably requested from time to time by Seller (i) to the extent necessary for the filing of tax returns by Seller for the 2022 and 2023 fiscal years or (ii) in order for Seller to furnish pertinent tax information for the 2022 and 2023 fiscal years to any direct or indirect holders of equity securities in the Seller (including, as applicable, limited partners or co-investors therein).

ARTICLE VI.

RELEASES

Section 6.01 Release by Seller. In consideration of the covenants, agreements, and undertakings of Buyers set forth herein, effective upon the Closing, Seller, on behalf of itself, its present and former direct and indirect affiliates and each and all of their respective members, equity holders, partners, managers, directors, officers, agents, employees, advisors, agents, and representatives, and any of its or their successors, assigns, and affiliates (other than Company) (collectively, the “Seller Releasing Parties”), hereby absolutely, unconditionally, and irrevocably releases and forever discharges each Buyer, the Company, each Buyer’s present and former direct and indirect affiliates and each and all of their respective members, equity holders, partners, managers, directors, officers, agents, employees, advisors, agents, and representatives, and any of its or their successors, assigns, and affiliates (collectively, the “Buyer Released Parties”) from any and all claims, counterclaims, actions, causes of action, suits, defenses, debts, obligations, promises, expenses, liabilities, setoffs, accounts, covenants, contracts, agreements, costs, judgments, and demands whatsoever, whether at law, in equity, contract, tort, or otherwise (whether fixed or contingent, known or unknown, liquidated or unliquidated) (each, a “Claim”), which any of the Seller Releasing Parties now has, or may hereafter have, against any of the Buyer Released Parties, arising out of or relating to events, actions, omissions, facts, or circumstances occurring, arising, or existing at or prior to the Closing, including any Claims derived or arising from, relating to, or in connection with the Company, its business, operations and assets, the Stockholders Agreement, and this Agreement, including, but not limited to, fraud, fraudulent inducement, and breach of fiduciary duty, or the value or future prospects of the Company being lesser or greater than the current value or consideration that Seller is receiving for the Shares, but other than any Claims arising from a breach of the representations and warranties or other obligations of Buyers set forth in this Agreement. Each of the Seller Releasing Parties shall refrain from, directly or indirectly, asserting any Claim or demand or commencing, instituting, or causing to be commenced, any action of any kind against any Buyer Released Party based upon any matter released pursuant to this Section 6.01. In entering into this release, Seller acknowledges and agrees, on behalf of itself and each Seller Releasing Party, that Claims or facts in addition to or different from what they now know, believe, or suspect to exist might hereafter be discovered; nevertheless, it is its intention by entering into this Agreement to fully, finally, and forever release, discharge, and settle all of the Claims described in the release contained in this Section 6.01, notwithstanding the existence or possible future discovery of any such additional or different Claim or fact, and the existence or possible future discovery of any such additional or different Claim or fact will in no manner affect this Agreement or the release set forth herein. Seller agrees that any Claim made by a Seller Releasing Party against a Buyer Released Party, other than any Claims made by Seller against a Buyer arising from a breach of the representations and warranties or other obligations of Buyers set forth in this Agreement, is a breach of this covenant and release for which the Buyer Released Party can sue Seller for breach of contract (and for any other claim to which it is entitled under law or equity as a result of the breach), and for which the Buyer Released Party can collect actual damages, including all costs and attorneys’ fees incurred in enforcing this covenant and release. Seller, on behalf of each Seller Releasing Party, acknowledges and agrees that the releases given in this Section 6.01 extend to all such applicable Claims of any nature and kind whatsoever, known or unknown, suspected or unsuspected.

Section 6.02 Release by Buyers. In consideration of the covenants, agreements, and undertakings of Seller set forth herein, effective upon the Closing, each Buyer, on behalf of itself, its present and former direct and indirect affiliates (including the Company and its affiliates) and each and all of their respective members, equity holders, partners, managers, directors, officers, agents, employees, advisors, agents, and representatives, and any of its or their successors, assigns, and affiliates (collectively, the “Buyer Releasing Parties”), hereby absolutely, unconditionally, and irrevocably releases and forever discharges Seller, Seller’s present and former direct and indirect affiliates and each and all of their respective members, equity holders, partners, managers, directors, officers, agents, employees, advisors, agents, and representatives, and any of its or their successors, assigns, and affiliates (collectively, the “Seller Released Parties”) from any and all Claims, which any of the Buyer Releasing Parties now has, or may hereafter have, against any of the Seller Released Parties, arising out of or relating to events, actions, omissions, facts, or circumstances occurring, arising, or existing at or prior to the Closing, including any Claims derived or arising from, relating to, or in connection with the Company, its business, operations and assets, the Stockholders Agreement, and this Agreement, including, but not limited to, fraud, fraudulent inducement, and breach of fiduciary duty, or the value or future prospects of the Company being lesser or greater than the current value or consideration that Seller is receiving for the Shares, but other than any Claims arising from a breach of the representations and warranties or other obligations of Seller set forth in this Agreement. Each of the Buyer Releasing Parties shall refrain from, directly or indirectly, asserting any Claim or demand or commencing, instituting, or causing to be commenced, any action of any kind against any Seller Released Party based upon any matter released pursuant to this Section 6.02. In entering into this release, each Buyer acknowledges and agrees, on behalf of itself and each Buyer Releasing Party, that Claims or facts in addition to or different from what they now know, believe, or suspect to exist might hereafter be discovered; nevertheless, it is its intention by entering into this Agreement to fully, finally, and forever release, discharge, and settle all of the Claims described in the release contained in this Section 6.02, notwithstanding the existence or possible future discovery of any such additional or different Claim or fact, and the existence or possible future discovery of any such additional or different Claim or fact will in no manner affect this Agreement or the release set forth herein. Each Buyer agrees that any Claim made by a Buyer Releasing Party against a Seller Released Party, other than any Claims made by a Buyer against Seller arising from a breach of the representations and warranties or other obligations of Seller set forth in this Agreement, is a breach of this covenant and release for which the Seller Released Party can sue Buyers for breach of contract (and for any other claim to which it is entitled under law or equity as a result of the breach), and for which the Seller Released Party can collect actual damages, including all costs and attorneys’ fees incurred in enforcing this covenant and release. Each Buyer, on behalf of each Buyer Releasing Party, acknowledges and agrees that the releases given in this Section 6.01 extend to all such applicable Claims of any nature and kind whatsoever, known or unknown, suspected or unsuspected.

Section 6.03 No Reliance. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PURCHASE PRICE IS FAIR AND REASONABLE FOR PURPOSES OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THAT CHANGES IN THE MICRO AND MACRO ECONOMIC CONDITIONS AND FUTURE INVESTMENTS IN, AND ACTIVITIES AND OPERATIONS BY, THE COMPANY COULD RESULT IN CHANGES IN THE FAIR MARKET VALUE OF THE COMPANY AND THE SHARES IN THE COMPANY. SELLER EXPRESSLY WARRANTS THAT SELLER HAS CAREFULLY READ THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THIS DISCLAIMER OF RELIANCE SET FORTH IN APPROPRIATELY CONSPICUOUS LANGUAGE), UNDERSTANDS ITS CONTENTS, AND SIGNS THIS AGREEMENT AS SELLER’S OWN FREE ACT. SELLER EXPRESSLY WARRANTS THAT NO PROMISE OR AGREEMENT THAT IS NOT HEREIN EXPRESSED HAS BEEN MADE TO SELLER IN EXECUTING THIS AGREEMENT, AND THAT SELLER IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY STATEMENT OR REPRESENTATION OF BUYERS, THE COMPANY OR ANY AGENT OF THE COMPANY EXCEPT TO THE EXTENT EXPRESSED IN THIS AGREEMENT. SELLER AGREES THIS IS AN ARM’S-LENGTH TRANSACTION. SELLER FURTHER AGREES SELLER IS RELYING SOLELY ON SELLER’S OWN JUDGMENT, AND SELLER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO RETAIN SUCH INDEPENDENT LEGAL COUNSEL, IN THIS MATTER. IF ANY SUCH INDEPENDENT LEGAL COUNSEL WAS RETAINED, SUCH INDEPENDENT LEGAL COUNSEL HAS READ AND EXPLAINED TO SELLER THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, AS WELL AS THE LEGAL CONSEQUENCES OF THIS AGREEMENT. SELLER AGREES THAT THIS DISCLAIMER OF RELIANCE IS NOT BOILER PLATE AND IS AN EFFECTIVE DISCLAIMER OF RELIANCE UNDER DELAWARE LAW THAT EXPRESSLY NEGATES ALL CLAIMS FOR FRAUD AND FRAUDULENT INDUCEMENT, INCLUDING FRAUDULENT INDUCEMENT INTO THIS AGREEMENT AND THIS DISCLAIMER OF RELIANCE.

Section 6.04 No Recourse. Claims, obligations, liabilities or any other Action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated hereby, or the negotiation, execution, or performance of this Agreement or the transactions contemplated hereby (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any Non-Recourse Party, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, obligations, liabilities or any other Action arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated hereby or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by applicable law, each Contracting

Party hereby waives and releases all such claims, obligations, liabilities and any other Action against any such Non-Recourse Party. Without limiting the foregoing, to the maximum extent permitted by applicable law, (a) each Contracting Party hereby waives and releases any and all rights or other Actions that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. For purposes of this Agreement, “Non-Recourse Party” shall mean, with respect to any party, (i) any of such party’s former, current and future direct or indirect directors (or persons holding comparable positions), officers (or persons holding comparable positions), controlling Persons, equityholders, general or limited partners, members, employees, representatives, agents, attorneys, incorporators, consultants, contractors, accountants, financial advisors and other advisors, affiliates or assignees and (ii) any former, current or future direct or indirect director (or person holding comparable position), officer (or persons holding comparable position), controlling Person, equityholder, general or limited partner, member, employee, representative, agent, attorney, incorporator, consultant, contractor, accountant, financial advisor and other advisor, affiliate or assignee of any of the persons described in the foregoing clause (i).

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the second day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller:	Rubicon Oilfield International Holdings, L.P. c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 Attention: John K. Rowan E-mail: john.rowan@warburgpincus.com

with a copy to:	Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002 Attention: W. Matthew Strock E-mail: mstrock@velaw.com

If to Buyers:	Innovex Co-Invest Fund II, L.P. 1021 Main Street Suite 4100 Houston, Texas 77002 Email: patrick@amberjackcapital.com Attention: Mr. Patrick Connelly

with a copy to:	Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 Email: mkapinos@akingump.com; mlovely@akingump.com Attention: Matthew Kapinos; Mary Lovely

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the statements in the body of this Agreement will control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 7.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYERS:

INTERVALE CAPITAL FUND III, L.P.

By:	Intervale Capital GP III, L.P., its general partner
By:	Intervale Capital Associates III, LLC, its general partner

By:
Name:	W. Patrick Connelly
Title:	Partner

INNOVEX CO-INVEST FUND I, L.P.

By: Innovex Co-Invest Fund GP, L.P., its general partner
By: Innovex Co-Invest Associates, LLC, its general partner

By:
Name: W. Patrick Connelly
Title: Managing Member

INNOVEX CO-INVEST FUND II, L.P.

By: Innovex Co-Invest Fund II GP, L.P., its general partner
By: Innovex Co-Invest Associates, LLC, its general partner

By:
Name: W. Patrick Connelly
Title: Managing Member

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

RUBICON OILFIELD INTERNATIONAL HOLDINGS, L.P.

By:	Rubicon Oilfield International Holdings GP, Ltd., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Schedule A

Buyer	Shares to be purchased	Purchase Price to be paid
Intervale Capital Fund III, L.P.	23,862.00 Shares	$578,103.77
Innovex Co-Invest Fund I, L.P.	70,209.00 Shares	$1,700,950.79
Innovex Co-Invest Fund II, L.P.	2,526,232.00 Shares	$61,202,927.20

Wire Transfer Instructions:

HSBC Bank USA, NA

452 Fifth Avenue

New York, NY 10018

Routing Number: 021001088

SWIFT Code (bank code for international wires): MRMDUS33

Account Number: 965000184

Account Title: Acquiom Financial LLC Special Account for the Exclusive Benefit of Acquiom Financial LLC Customers

Additional Information: 501646 – Amberjack Capital FBO Rubicon Oilfield International Holdings, L.P. Paying Agent

[SCHEDULE A]